Exhibit 1.1

Daimler Trucks Retail Trust 202[_]-[_]
 $[●]
 Asset Backed Notes
 Daimler Retail Receivables LLC
 (Depositor)
 Underwriting Agreement

[●], 202[_]

[●]
[●]
[●]

as Representatives of the several Underwriters named in Schedule I hereto

c/o [●]

Ladies and Gentlemen:

1.           Introductory.  Daimler Retail Receivables LLC, a Delaware limited liability company (the “Depositor”), proposes to cause Daimler Trucks Retail Trust 202[_]-[_] (the “Issuer”) to issue $[●] principal amount of Class A‑1 [●]% Asset Backed Notes (the “Class A‑1 Notes”), $[●] principal amount of Class A‑2A [●]% Asset Backed Notes (the “Class A‑2A Notes”), $[●] principal amount of Class A‑2B LIBOR + [●]% Asset Backed Notes (the “Class A‑2B Notes”), $[●] principal amount of Class A‑3 [●]% Asset Backed Notes (the “Class A‑3 Notes”) and $[●] principal amount of Class A‑4 [●]% Asset Backed Notes (the “Class A‑4 Notes” and, together with the Class A‑1 Notes, the Class A‑2A Notes, the Class A‑2B Notes and the Class A‑3 Notes, the “[Class A] Notes”) [and $[●] principal amount of Class B [●]% Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”)] [reference any non-offered classes] and to sell the Notes to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”).  The assets of the Issuer will include, among other things, a pool of fixed-rate loans and installment sales contracts  (the “Receivables”) secured by new and used trucking and transportation equipment primarily manufactured by the brands of Daimler Trucks, including Freightliner, Western Star Trucks, Mitsubishi Fuso and Thomas Built Buses, without limitation, rights to receive certain payments with respect to such Receivables received after the close of business on, [●], 202[_], and security interests in the equipment financed by the Receivables and any proceeds from claims on certain related insurance policies thereof.  The Receivables will be transferred to the Issuer by the Depositor.  The Receivables will be serviced for the Issuer by Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company (the “Servicer” or “MBFS”).  The Notes will be issued pursuant to the Indenture, to be dated as of [●], 202[_], between the Issuer and [●], a [national banking association] (the “Indenture Trustee”).

Simultaneously with the issuance and sale of the Notes as contemplated herein, the Issuer will issue Asset Backed Certificates (the “Certificates”), each such Certificate representing a fractional undivided beneficial interest in the Issuer, to the Depositor.

Upon the occurrence of certain events described in the Indenture, an asset representations review may be performed by the Asset Representations Reviewer (as defined below) under an Asset Representations Review Agreement (the “Asset Representations Review Agreement”) to be dated as of [●], 202[_] among [●], a [●], as asset representations reviewer (the “Asset Representations Reviewer”), the Issuer and MBFS, as Administrator and Servicer.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Appendix A to the Sale and Servicing Agreement to be dated as of [●], 202[_] (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Issuer, the Depositor, the Seller and the Servicer or, if not defined therein, in the Indenture or the Trust Agreement to be dated as of [●], 202[_] (as amended and supplemented from time to time, the “Trust Agreement”), between the Depositor and [●], as owner trustee under the Trust Agreement (the “Owner Trustee”).

2.           Representations and Warranties of the Depositor and MBFS.  Each of the Depositor and MBFS, with respect to itself only (except that any representation or warranty relating to the Issuer is made by the Depositor on its behalf), and not with respect to the other, represents and warrants to and agrees with each Underwriter, on and as of the date hereof and the Closing Date that:

(a)          The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-235304) on Form SF-3 under the Securities Act of 1933, as amended (the “Act”), including a form of prospectus, for registration under the Act of the offering and sale of the Notes.  Such registration statement has been declared effective by the Commission and no stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto, if any, has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission.  Such registration statement, as amended as of the time it became effective (including without limitation each deemed effective date and time in accordance with Rule 430D under the Act (the “Effective Time”)), including all material incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430D under the Act is hereinafter referred to as the “Registration Statement.”  The conditions to the use of a registration statement on Form SF-3 under the Act (including the Registrant Requirements under General Instruction I.A. to Form SF-3 and the Transaction Requirements under General Instruction I.B. to Form SF-3) have been satisfied as of the date of this Underwriting Agreement or will be satisfied as of the Closing Date, as applicable.  The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Act.  The Depositor has filed with the Commission (i) pursuant to Rule 424(h) under the Act a preliminary prospectus dated [●], 202[_], not later than the third business day before the Effective Date, relating to the sale of the Notes (the “Preliminary Prospectus”) and (ii) pursuant to Rule 433 under the Act a free writing prospectus dated [●], 202[_] (the “Ratings Free Writing Prospectus”).  The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the Act a final prospectus relating to the sale of the Notes (the “Prospectus”).

For purposes of this Agreement, “Effective Date” means the date of the Effective Time.  “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.  The term “Contract of Sale” shall have the meaning given such term in Rule 159 of the Act and all Commission guidance relating to Rule 159 of the Act.  “Rule 424” refers to such rule under the Act.  Any reference herein to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date or the issue date of the Prospectus or the Preliminary Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Prospectus or the Preliminary Prospectus, as the case may be, and on or prior to the Closing Date (as defined below) deemed to be incorporated therein by reference.

(b)          The Registration Statement, at the Effective Time, complied in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder (the “Rules and Regulations”).  The Prospectus when first filed with the Commission in accordance with Rule 424(b) will comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the Rules and Regulations.  The Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Preliminary Prospectus, as of its date, the Ratings Free Writing Prospectus, as of its date, and the Preliminary Prospectus together with the Bloomberg screen attached as Annex A and filed with the Commission as a “free writing prospectus” (the “Pricing Free Writing Prospectus” and, together with the Preliminary Prospectus and the Ratings Free Writing Prospectus, the “Time of Sale Information”), at [●] [a.m.][p.m.], New York time, on [●], 202[_], which is the time when Contracts of Sale with respect to the Notes were first made (the “Time of Sale”), did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus at its date, at the date of any amendment or supplement thereto and on the Closing Date will not include any untrue statement of a material fact or omit to state a material fact required to be state therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus in reliance upon and in conformity with information furnished in writing to the Depositor by any Underwriter through the Representatives specifically for use in connection with preparation of the Registration Statement, the Time of Sale Information or the Prospectus (as described in Section 15) (“Underwriter Information”).

(c)          Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, condition (financial or otherwise), stockholders’ equity, results of operations, regulatory status or business prospects of the Depositor or MBFS; and (ii) neither the Depositor nor MBFS has entered into any transaction or agreement (whether or not in the ordinary course of business) that, in either case, could reasonably be expected to materially adversely affect the interests of the holders of the Notes, other than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(d)          The computer tape of the Receivables created as of the close of business on [●], 202[_], and made available to the Representatives by the Servicer, was accurate as of the date thereof and includes all of the Receivables that are described in Schedule A to the Receivables Purchase Agreement.

(e)          Each of the Depositor and MBFS is duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and is qualified to transact business in and is in good standing under the laws of each state in which its activities as described in the Time of Sale Information and the Prospectus require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties and such business are described in the Time of Sale Information and the Prospectus and to execute and deliver, and perform its obligations under, this Agreement and the Basic Documents to which it is a party.

(f)          This Agreement has been duly authorized, executed and delivered by each of the Depositor and MBFS.

(g)          On the date of this Agreement and on the Closing Date, the representations and warranties of each of MBFS and the Depositor in each of the Basic Documents to which it is a party will be true and correct in all material respects, except for representations and warranties which relate to a specific time, which shall be true and correct in all material respects as of such time.

(h)          MBFS’ sale, transfer, assignment, set over and conveyance of the Receivables to the Depositor pursuant to the Receivables Purchase Agreement on the Closing Date will vest in the Depositor all of MBFS’ right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(i)          The Depositor’s sale, transfer, assignment, set over and conveyance of the Receivables to the Issuer pursuant to the Sale and Servicing Agreement on the Closing Date will vest in the Issuer all of the Depositor’s right, title and interest therein or a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(j)          The Issuer’s grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(k)          The Indenture has been duly qualified under the Trust Indenture Act.

(l)          The execution, delivery and performance by each of the Depositor and MBFS of the Basic Documents to which it is a party has been duly authorized and each of such Basic Documents, when duly executed and delivered by the parties thereto, will constitute a legal, valid and binding obligation of the Depositor and MBFS, as applicable, enforceable against the Depositor and MBFS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(m)         When the Notes have been duly executed and delivered by the Owner Trustee on behalf of the Issuer, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued, will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(n)         The execution, delivery and performance of this Agreement and the Basic Documents and the consummation by each of MBFS and the Depositor of the transactions contemplated hereby and thereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of such party, or any indenture, agreement or other instrument to which such party is a party or by which it is bound, result in the creation of any lien upon any material property or assets of MBFS or the Depositor (other than pursuant to the Basic Documents) or violate any law, order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or any of its properties; and, except for the registration of the Notes under the Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required to be obtained by such party in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby (other than the filing of UCC financing statements).

(o)          MBFS possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, foreign, state or local regulatory authorities necessary to conduct its business, and MBFS has not received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects or results of operations of MBFS.

(p)         The Depositor and the Issuer each possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal or state regulatory authorities necessary for the ownership of its respective property or the conduct of its respective business (including the ownership of the Receivables and the servicing of the Receivables by the Servicer on its behalf), and neither the Depositor nor the Issuer has received any notice of proceedings relating to the revocation or modification of any such consent, license, certificate, authorization or permit.

(q)          There are no proceedings or investigations pending or, to MBFS’ or the Depositor’s knowledge, threatened, against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such party or its properties (i) asserting the invalidity of this Agreement or any of the Notes, (ii) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes, (iv) seeking any determination or ruling that might materially and adversely affect the performance by such party of its obligations under, or the validity or enforceability of, the Notes or this Agreement or (v) that could reasonably be expected to have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects or results of operations of the Depositor or MBFS.

(r)          The Depositor (i) is not in violation of its limited liability company agreement, (ii) is not in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the Depositor’s due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the Depositor’s property or assets is subject or (iii) is not in violation in any respect of any law, order, rule or regulation applicable to the Depositor or any of the Depositor’s property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except any such violation that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Depositor.

(s)          The Basic Documents conform in all material respects with the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(t)          Neither the Issuer nor the Depositor is, and after giving effect to the sale of the Notes and the use of proceeds thereof is, or will be required to register as an “investment company” or under the “control” of an “investment company” within the meaning thereof as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In determining that the Issuer is not required to be registered as an investment company, the Issuer is relying on the exemption from the definition of “investment company” under the Investment Company Act set forth in  Section 3(c)(5) under the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.  The Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(u)          None of the Issuer, the Depositor or MBFS has received an order from the Commission, any state securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes, and to the best knowledge of the Depositor and MBFS, no such order has been issued and no proceedings for that purpose have been instituted

(v)          On the date on which the first bona fide offer of the Notes was made, and as of the date hereof, the Depositor was not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(w)        MBFS has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by MBFS to rate the Notes and identified in the Ratings Free Writing Prospectus (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), and each of MBFS and the Depositor has complied, and will comply, with the 17g-5 Representation, except for any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes.

(x)          The Depositor has complied with its diligence and disclosure obligations under Rule 193 of the Rules and Regulations and under Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Act.

(y)         MBFS and the Depositor have not engaged, or caused any other Person to engage, any third-party to provide “due diligence services” as defined under Rule 17g-10(d)(1) of the Exchange Act (“Due Diligence Services”) in connection with the offering of the Notes other than [●], who performed certain agreed upon procedures in respect of the Receivables, and delivered to MBFS and the Underwriters a signed report on the findings and conclusions of such agreed upon procedures addressed to MBFS and the Underwriters (the “Due Diligence Report”) on or prior to [●], 202[_].  Neither MBFS nor the Depositor has received a “third party due diligence report” (as defined in paragraph (d) of Rule 15Ga-2 under the Exchange Act) in connection with the offering of the Notes other than the Due Diligence Report.  The Depositor filed a Form ABS-15G, signed by a senior officer of the Depositor in charge of securitization, with the Commission containing the findings and conclusions of the Due Diligence Report and otherwise conforming to the requirements of Rule 15Ga-2 under the Exchange Act (the “Form ABS-15G Report”), on [●], 202[_], and provided the Representatives with evidence of such filing.  [●] consented to the attachment of the Due Diligence Report to the Form ABS-15G Report.  The Form ABS-15G Report does not contain any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(z)          [●] provided a Form ABS Due Diligence-15E in respect of the Due Diligence Services performed by it in connection with the offering of the Notes (the “Form ABS-15E Certification”) to MBFS on [●], 202[_], and MBFS posted, or caused to be posted, the Form ABS-15E Certification to the website established by MBFS for purposes of compliance with Rule 17g-5 as required by Rule 17g-5(a)(3)(iii)(A) through (E) and promptly delivered the Form ABS-15E Certification to each nationally recognized statistical rating organization that has provided the written request for the Form ABS-15E Certification contemplated by Rule 17g-10(c)(1) or (2) under the Exchange Act as required by Rule 17g-10(c).

(aa)        [The Class A‑1 Notes are “eligible securities” within the meaning of Rule 2a-7 under the Investment Company Act, so long as the Class A‑1 Notes have a rating from the Requisite NRSROs (as defined in Rule 2a-7 under the Investment Company Act), in one of the two highest short-term rating categories.]

(bb)       MBFS has complied, as of the Closing Date will comply, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the Exchange Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more majority-owned affiliates (as defined in the Credit Risk Retention Rules) in the manner described in the Preliminary Prospectus under the heading “Credit Risk Retention.”  MBFS has determined the fair value of the “eligible horizontal residual interest” based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.

3.           Purchase, Sale, and Delivery of the Notes.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, (a) at a purchase price of [●]% of the principal amount thereof, the respective principal amount of the Class A‑1 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (b) at a purchase price of [●]% of the principal amount thereof, the respective principal amount of the Class A‑2A Notes set forth opposite the name of such Underwriter in Schedule I hereto, (c) at a purchase price of [●]% of the principal amount thereof, the respective principal amount of the Class A‑2B Notes set forth opposite the name of such Underwriter in Schedule I hereto, (d) at a purchase price of [●]% of the principal amount thereof, the respective principal amount of the Class A‑3 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (e) at a purchase price of [●]% of the principal amount thereof, the respective principal amount of the Class A‑4 Notes set forth opposite the name of such Underwriter in Schedule I hereto [and (f) at a purchase price of [●]% of the principal amount thereof, the respective principal amount of the Class B Notes set forth opposite the name of such Underwriter in Schedule I hereto].  Delivery of and payment for the Notes shall be made at the office of Sidley & Austin LLP, 787 Seventh Avenue, New York, New York 10019, on [●], 202[_], (the “Closing Date”).  Delivery of the Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor.  The Notes to be so delivered will be initially represented by one or more Notes registered in the name of “Cede & Co.,” the nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive Notes will be available only under limited circumstances set forth in the Indenture.

4.            Offering by Underwriters.

(a)          It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Time of Sale Information and the Prospectus.

(b)          [Each Underwriter severally but not jointly represents and agrees with the Depositor that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area.  For the purposes of this Section 4(b):

(i)           the expression “retail investor” means a person who is one (or more) of the following:

(A)          a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(B)          a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)          not a qualified investor as defined in the Prospectus Regulation;

(ii)          the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes; and

(iii)        the expression “MiFID II” means Directive 2014/65/EU, as amended; the expression “Insurance Distribution Directive” means Directive (EU) 2016/97, as amended; and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).]

(c)         [It has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which Section 21(1) of FSMA does not apply to the Issuer or the Depositor.]

(d)          [It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.]

5.           Covenants of the Depositor and MBFS.  The Depositor and MBFS, as applicable, each covenants and agrees with each of the Underwriters as set forth below.  For purposes of this Section, the Depositor and MBFS shall jointly make each of the covenants set forth below in clauses (b), (c), (f), (g), (h), (i), (j) and (k) and the entity specified in the covenant below shall make the covenants set forth in all of the other clauses below.

(a)        The Depositor will prepare a Prospectus setting forth the terms of the Notes not specified in the Preliminary Prospectus, including the price at which the Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Depositor deems appropriate and shall furnish a copy to the Representatives in accordance with Section 5(b) of this Agreement.  The Depositor has transmitted the Preliminary Prospectus and will transmit the Prospectus to the Commission pursuant to Rule 424(h) and Rule 424(b), respectively, by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(h) and Rule 424(b), respectively.  The Depositor has promptly advised the Representatives of such filing pursuant to Rule 424(h) and will advise the Representatives promptly of any such filing pursuant to Rule 424(b).  The Depositor will transmit the Pricing Free Writing Prospectus to the Commission pursuant to Rule 433(d) by a means reasonably calculated to result in a filing that complies with all applicable provisions of Rule 433(d).  The Depositor will advise the Representatives promptly of any such filings.

(b)          At any time when a prospectus relating to the Notes is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), the Depositor and MBFS will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplement without the Representatives’ consent, which consent will not unreasonably be withheld.  Subject to the foregoing sentence, if filing of a supplement to the Prospectus is otherwise required under Rule 424(b), the Depositor will file the supplement to the Prospectus properly completed with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Depositor and MBFS will also advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and the Depositor and MBFS will also advise the Representatives promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or pursuant to Section 8A of the Act, and each of the Depositor and MBFS will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

(c)         If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Depositor and MBFS promptly will notify the Representatives and the Depositor will prepare and file, or cause to be prepared and filed, with the Commission, subject to paragraph (b) of this Section 5, an amendment or supplement that will correct such statement or omission, or effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ distribution of, any amendment or supplement to the Time of Sale Information or the Prospectus shall operate as a waiver or limitation on any right of any Underwriter hereunder.

(d)         The Depositor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), the Time of Sale Information, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.

(e)         The Depositor will assist the Representatives in arranging for the qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States, or as necessary to qualify for Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as the Representatives designate and will continue to assist the Representatives in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor MBFS shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(f)          The Depositor and MBFS will (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding the Depositor, MBFS and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Time of Sale Information and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

(g)         So long as any of the Notes are outstanding, or until such time as the Representatives shall advise the Depositor that the Underwriters have ceased to maintain a secondary market in the Notes, whichever occurs first, the Depositor will furnish to the Representatives upon request to the extent not otherwise available from any publicly available source (i) all documents distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) the annual statement of compliance, the Servicer’s report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered pursuant to the Sale and Servicing Agreement, (iii) each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to the Indenture, (iv) each material amendment to any Basic Document, (v) each monthly investor report for the Issuer and (vi) all opinions, certificates and other documents or information with respect to the perfection and priority of interests in the Receivables delivered by it to the Owner Trustee and the Indenture Trustee.

(h)         On or before the Closing Date, the Depositor shall cause the computer records of the Depositor and the Servicer relating to the Receivables to be marked to show the Issuer’s absolute ownership of the Receivables, and from and after the Closing Date neither the Depositor nor the Servicer shall take any action inconsistent with the Issuer’s ownership of the Receivables, other than as permitted by the Sale and Servicing Agreement.

(i)          To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Depositor or MBFS, such party shall furnish such documents and take any such other actions.

(j)          For the period beginning on the date of this Agreement and ending [●] days after the Closing Date, unless waived by the Underwriters, none of the Depositor, MBFS or any trust originated, directly or indirectly, by the Depositor or MBFS will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to fixed-rate loans and installment sales contracts secured by trucking and transportation equipment.

(k)          Each of MBFS and the Depositor shall comply with the 17g-5 Representation, except for any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes.

(l)           The Depositor or MBFS shall promptly deliver the Form ABS-15E Certification to each nationally recognized statistical rating organization that has provided the written request for the Form ABS-15E Certification contemplated by Rule 17g-10(c)(2) under the Exchange Act as required by Rule 17g-10(c).

(m)        The Depositor or MBFS shall file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder and all documents and certifications required for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3 or the Act.

(n)          MBFS shall comply with all requirements imposed on the “sponsor of a securitization” in accordance with the Credit Risk Retention Rules, including its requirements to (i) retain, either directly or through a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of MBFS, an economic interest in the credit risk of the securitized assets in accordance with the Credit Risk Retention Rules and shall not, and shall cause any such majority-owned affiliate to not, sell, pledge or hedge such interest except as permitted under the Credit Risk Retention Rules and (ii) satisfy the disclosure requirements set forth in the Credit Risk Retention Rules.

6.           Payment of Expenses.  The Depositor will pay all expenses incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated, including (i) the preparation and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and distribution of the Preliminary Prospectus and any other Time of Sale Information, each other preliminary prospectus, all computational materials, if any, and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (iii) the preparation of this Agreement and the Basic Documents, (iv) the preparation, issuance and delivery of the Notes to the Underwriters, (v) the fees and disbursements of MBFS’ and the Depositor’s counsel, (vi) the fees and disbursements of the Depositor’s independent registered public accounting firm, (vii) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(e) of this Agreement, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky or legal investment survey and the delivery thereof to any Underwriter, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and disbursements of the Indenture Trustee and its counsel, if any, and (x) the fees and disbursements of the Owner Trustee and its counsel.

7.           Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor and MBFS herein, to the accuracy of the certifications of officers of the Depositor and MBFS made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

(a)          The Registration Statement shall be effective at the Execution Time, and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of the Depositor or the Representatives, shall be contemplated by the Commission.

(b)         Each of the Preliminary Prospectus and the Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  The Pricing Free Writing Prospectus shall have been filed with the Commission in accordance with Rule 433(d) of the Rules and Regulations and neither the Depositor nor MBFS has disseminated any other free writing prospectus that is required to be filed with the Commission.

(c)          On or prior to the date of this Agreement and on or prior to the Closing Date, the Representatives shall have received a letter or letters, dated as of the date of this Agreement and as of the Closing Date, respectively, from a nationally recognized firm of independent registered public accountants, who are independent of MBFS and reasonably acceptable to the Representatives, substantially in the form of the drafts to which the Representatives have previously agreed and otherwise in form and substance satisfactory to the Representatives and their counsel.

(d)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer, the Depositor or MBFS which, in the judgment of the Representatives, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (iii) any general commercial banking moratorium declared by Federal, Delaware or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency on the U.S. financial markets makes it impractical or inadvisable to proceed with the offering, sale of and payment for the Notes.

(e)          The Representatives shall have received opinions of Sidley Austin LLP, counsel to MBFS, the Depositor and the Issuer addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives relating to customary corporate and enforceability, securities law, security interest, and true sale/nonconsolidation matters.  The Representatives shall have also received from such counsel a negative assurance letter regarding the contents of the Registration Statement, the Preliminary Prospectus and the Final Prospectus), satisfactory in form and substance to the Representatives.

(f)          The Representatives shall have received opinions of Richards, Layton & Finger, P.A., counsel to MBFS and the Depositor and such other counsel acceptable to the Underwriters addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, substantially to the effect that:

(i)          MBFS has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.  Under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Delaware LLC Act”) and the Limited Liability Company Agreement of MBFS (the “MBFS LLC Agreement”), MBFS has all necessary limited liability company power and authority to execute and deliver this Agreement and each Basic Document to which it is a party, and to perform its obligations hereunder and thereunder.

(ii)         The Depositor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.  Under the Delaware LLC Act and the Limited Liability Company Agreement of the Depositor (the “Depositor LLC Agreement”), the Depositor has all necessary limited liability company power and authority to execute and deliver this Agreement, and the Basic Documents to which it is a party, and to perform its obligations hereunder and thereunder.

(iii)        Under the Delaware LLC Act and the MBFS LLC Agreement, the execution and delivery by MBFS of this Agreement and the Basic Documents to which it is a party, and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary limited liability company action on the part of MBFS.

(iv)        Under the Delaware LLC Act and the Depositor LLC Agreement, the execution and delivery by the Depositor of this Agreement and the Basic Documents to which it is a party, and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary limited liability company action on the part of the Depositor.

(v)         The execution and delivery by MBFS of this Agreement and the Basic Documents to which it is a party, and the performance by MBFS of its obligations hereunder and thereunder, do not violate (x) any Delaware law, rule or regulation or (y) the Certificate of Formation of MBFS or the MBFS LLC Agreement.

(vi)       The execution and delivery by the Depositor of this Agreement and the Basic Documents to which it is a party, and the performance by the Depositor of its obligations hereunder and thereunder, do not violate (x) any Delaware law, rule or regulation or (y) the Certificate of Formation of the Depositor or the Depositor LLC Agreement.

(vii)       No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by MBFS solely in connection with the execution and delivery by MBFS of this Agreement or any Basic Document to which it is a party, or the performance by MBFS of its obligations hereunder or thereunder.

(viii)      No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Depositor solely in connection with the execution and delivery by the Depositor of this Agreement or any Basic Document to which it is a party, or the performance by the Depositor of its obligations hereunder or thereunder.

(g)         The Representatives shall have received opinions of Richards, Layton & Finger, P.A., counsel to the Issuer and such other counsel acceptable to the Underwriters addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, substantially to the effect that:

(i)         The Issuer has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Delaware Trust Act”), and has the power and authority under the Trust Agreement and the Delaware Trust Act to execute, deliver and perform its obligations under the Basic Documents to which it is a party, to issue the Certificate and the Notes and to grant the Collateral to the Indenture Trustee as security for the Notes.

(ii)         The Basic Documents to which the Issuer is a party, the Certificates and the Notes have been duly authorized, executed and delivered by the Issuer.

(iii)        The Trust Agreement constitutes a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee, in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iv)        When the Certificates have been duly executed by the Owner Trustee on behalf of the Issuer, authenticated by the Owner Trustee and delivered to the Depositor in accordance with the Trust Agreement, the Certificates will be validly issued, fully paid and, subject to customary qualifications described therein, nonassessable undivided beneficial interests in the assets of the Issuer and will entitle the Certificateholder to the benefits of the Trust Agreement.

(v)         Neither the execution, delivery and performance by the Issuer of any of the Basic Documents to which it is a party, the Certificates or the Notes, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State pursuant to the Trust Agreement and the filing of a financing statement on form UCC‑1 with the Secretary of State pursuant to the Indenture.

(vi)        Neither the execution, delivery and performance by the Issuer of the Basic Documents to which it is a party, the Certificates or the Notes, nor the consummation by the Issuer of any of the transactions contemplated thereby, will conflict with or result in a breach of, or constitute a default under the provisions of the Trust Agreement or any law, rule or regulation of the State of Delaware applicable to the Issuer.

(vii)       Under § 3805(b) of the Delaware Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Owner Trust Estate except in accordance with the terms of the Trust Agreement.

(h)         The Representatives shall have received an opinion addressed to them by Sidley Austin LLP, in its capacity as special tax counsel to the Issuer, dated the Closing Date, substantially to the effect that the statements in each of the Preliminary Prospectus and the Prospectus under the headings “Summary––Tax Status” (to the extent relating to Federal income tax consequences) and “Material Federal Income Tax Consequences,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material Federal income tax consequences to holders of the Notes, and the statements in each of the Preliminary Prospectus and the Prospectus under the heading “Certain ERISA Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

(i)           The Representatives shall have received an opinion addressed to them of in-house counsel to the Asset Representations Reviewer, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel.

(j)           The Representatives shall have received a negative assurance letter addressed to them of [●], counsel to the Underwriters, dated the Closing Date, concerning the Time of Sale Information and the Prospectus in form and substance reasonably satisfactory to the Representatives and their counsel.

(k)          The Representatives shall have received an opinion addressed to them, the Depositor and the Servicer of [●], in its capacity as counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

(l)         The Representatives shall have received an opinion addressed to them, the Depositor and the Servicer of [●], counsel to the Owner Trustee, and such other counsel acceptable to the Representatives and their counsel, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, when taken together, substantially to the effect that:

(i)          The Owner Trustee is validly existing as [a national banking association under the federal laws of the United States of America].

(ii)         The Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

(iii)        The Owner Trustee has duly authorized, executed and delivered the Trust Agreement.

(iv)        The Trust Agreement constitutes a valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms.

(v)          Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement nor the consummation of the transactions contemplated thereby, is in violation of the articles of association or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the United States of America governing the trust powers of the Owner Trustee.

(vi)        Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement nor the consummation of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Owner Trustee.

(m)        The Representatives shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of each of the Depositor and MBFS, in its individual capacity and as Servicer, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Depositor, MBFS and/or the Servicer, as the case may be, contained in this Agreement are true and correct and the representations and warranties of the Depositor, MBFS and/or the Servicer, as the case may be, contained in the Trust Agreement, the Receivables Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct in all material respects, that the Depositor, MBFS and/or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are contemplated by the Commission and (ii) other than as described in such certificate, since the Time of Sale, no material adverse change, or development involving a prospective material adverse change, in or affecting particularly the business or properties of the Issuer, the Depositor, MBFS and/or the Servicer, as the case may be, has occurred.

(n)         The Representatives shall have received evidence satisfactory to it of the filing of all UCC financing statements necessary to perfect the transfer of the interest of MBFS in the Receivables and the proceeds thereof to the Depositor, the transfer of the interest of the Depositor in the Receivables and the proceeds thereof to the Issuer and the grant of the security interest by the Issuer in the Receivables and the proceeds thereof to the Indenture Trustee.

(o)         The Representatives shall have received, from each of the Depositor and MBFS, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of (i) the certificate of formation, (ii) the limited liability company agreement, (iii) applicable resolutions authorizing the transactions contemplated hereby and by the Basic Documents and (iv) the designation of incumbency of each such entity.

(p)          Each class of Notes shall have been rated by the Hired NRSROs as set forth in the Ratings Free Writing Prospectus, and in each case shall not have been placed on any creditwatch or review with a negative implication for downgrade.

(q)          On the Closing Date, the Certificates shall have been issued and purchased by the Depositor.

8.            Time of Sale Information and Free Writing Prospectus.

(a)          The following terms have the specified meanings for purposes of this Agreement:

(i)          “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;

(ii)         “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof;

(iii)       “Issuer Information” means (1) the information contained in any Permitted Underwriter Communication (as defined in clause (e) below) to the extent such information is also included in the Preliminary Prospectus (other than Underwriter Information) or the Ratings Free Writing Prospectus, (2) information in the Preliminary Prospectus, other than any Prepricing Information, that is used to calculate or create any Derived Information and (3) any computer tape in respect of the Notes or the Receivables furnished by the Depositor to any Underwriter (a “Computer Tape”);

(iv)        “Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is not any of (A) Issuer Information, (B) Prepricing Information or (C) contained in the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor); and

(v)         “Road Show Materials” means any written communications constituting a bona fide electronic road show within the meaning of Rule 433(h)(5) under the Act, whether or not required to be filed with the Commission.

(b)          Neither the Depositor nor MBFS will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than (i) the Time of Sale Information, (ii) the Ratings Free Writing Prospectus, (iii) the Prospectus or (iv) any Road Show Materials approved by the Representatives, unless the Depositor has obtained the prior written consent of the Representatives.

(c)          Unless otherwise agreed to in writing by each party hereto, none of the Depositor, MBFS nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor, MBFS or any Underwriter disseminate any Permitted Underwriter Communication “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(d)          Each Underwriter, the Depositor and MBFS represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433(c)(2)(i) under the Act:

Daimler Retail Receivables LLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Daimler Retail Receivables LLC has filed with the SEC for more complete information about the Issuer, Daimler Retail Receivables LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Daimler Retail Receivables LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free [●].

(e)          Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor:

(i)         Other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Road Show Materials, the Pricing Free Writing Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following:  (1) the information in the Ratings Free Writing Prospectus, the Pricing Free Writing Prospectus or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPs, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (7) Intex.cdi files that do not contain any Issuer Information other than the Issuer Information included in the Preliminary Prospectus previously filed with the Commission or information derived from any such Issuer Information (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Act.

(ii)         In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(iii)      Prior to entering into any Contract of Sale with a prospective investor, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor.  The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(f)          Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(d)(5)(ii) under the Act.

(g)          Each Underwriter, severally and not jointly, covenants with MBFS and the Depositor that on or prior to the Closing Date, it will not provide to any Hired NRSRO or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Issuer, the Notes, the Receivables, the transaction contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to, and for the purpose of, determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C) under the Exchange Act), without the participation of a representative of MBFS.

(h)         Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, MBFS and the Depositor that it has not engaged, and will not engage, any third party to provide Due Diligence Services in connection with the offering of the Notes other than [●] to provide the Due Diligence Report.  No Underwriter has received a “third party due diligence report” (as defined in paragraph (d) of Rule 15Ga-2 under the Exchange Act) in connection with the offering of the Notes other than the Due Diligence Report.

(i)          The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 8(f) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 8(f).

(j)           Each Underwriter shall comply, in all material respects, with all applicable laws and regulations applicable to it in connection with the transactions contemplated hereby.

9.           Termination.  Subject to Section 13, this Agreement shall be subject to termination in the sole discretion of the Representatives by notice to the Depositor and MBFS given on or prior to the Closing Date in the event that either Depositor or MBFS shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date any of the events described in Section 7(d) shall have occurred.

10.          Indemnification and Contribution.  (a) The Depositor and MBFS will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or other indemnified person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)          (x) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Form ABS-15G, the Time of Sale Information, the Road Show Materials or the Prospectus or any amendment or supplement thereto, or (y) the omission or alleged omission to state in the Registration Statement, the Form ABS-15G, the Time of Sale Information, the Road Show Materials or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information; or

(ii)         any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (ii) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from or are based upon errors or omissions in the Issuer Information;

and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(b)         Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and MBFS, each of the directors, officers, employees and agents of the Depositor and MBFS and each person, if any, who controls the Depositor or MBFS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, MBFS or any such director, officer, employee, agent or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (x) such Underwriter’s Underwriter Information or (y) any Derived Information of such Underwriter that does not result from or was not based upon an error or omission in (A) the Registration Statement, the Time of Sale Information, the Ratings Free Writing Prospectus, the Prospectus or any Road Show Materials (unless such error or omission is in such Underwriter’s Underwriter Information) or (B) a Computer Tape and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, MBFS or any such director, officer, employee, agent or controlling person in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c)          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 10 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors, officers and employees and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Depositor and MBFS, its directors, its officers, its employees, who signed the Registration Statement and any control persons of the Depositor or MBFS shall be designated in writing by the Depositor or MBFS.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor or MBFS on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Depositor or MBFS on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Depositor or MBFS on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Depositor or MBFS from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes.  The relative fault of the Depositor or MBFS on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or MBFS or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The Depositor, MBFS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 10, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11.          Defaults of Underwriters.  If any Underwriter or Underwriters default on their obligations to purchase the Notes hereunder on the Closing Date and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representatives may make arrangements satisfactory to the Representatives and the Depositor for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase.  If an Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to such default or defaults exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Representatives and the Depositor for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, MBFS or the Depositor, except as provided in Section 13 of this Agreement.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

12.          No Bankruptcy Petition.  Each Underwriter and MBFS each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Depositor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

13.         Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Depositor or MBFS or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor or MBFS submitted pursuant hereto shall survive delivery of and payment for the Notes and shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Depositor or MBFS or any of their respective representatives, officers or directors or any controlling person.  If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 6 of this Agreement and the respective obligations of the Depositor, MBFS and the Underwriters pursuant to Section 10 of this Agreement shall remain in effect.  In addition, if the Underwriters decline to purchase the Notes due to the failure of the satisfaction of any of the conditions precedent set forth in Section 7, the Depositor will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses reasonably incurred by it in connection with the offering of the Notes (including the fees and disbursements of counsel to the Underwriters).

14.          Notices.  All communications hereunder will be in writing and if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to [●]; [●]; if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at Daimler Retail Receivables LLC, c/o Mercedes-Benz Financial Services USA LLC, 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention:  [●]; if sent to MBFS, will be mailed, delivered or telegraphed, and confirmed to it at Mercedes-Benz Financial Services USA LLC, 36455 Corporate Drive, Farmington Hills, Michigan 48331, Attention:  [●].  Any such notice will take effect at the time of receipt.

15.          Underwriter Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter Information consists solely of (i) the following information in the Preliminary Prospectus:  [the first and the second sentence of the second paragraph, the second and third sentences of the third paragraph (including the table containing “Selling Concessions” and “Reallowance”) and the second sentence of the fifth paragraph under the heading “Underwriting” and (ii) the following information in the Prospectus:  the first and second sentence of the second paragraph, the second and third sentences of the third paragraph (including the table containing “Selling Concessions” and “Reallowance”) and the second sentence of the fifth paragraph under the heading “Underwriting”.]

16.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees and agents and controlling persons referred to in Section 10 of this Agreement, and no other person will have any right or obligations hereunder.  No purchaser of Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

17.          Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all of the Underwriters.

18.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

19.          Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

20.         Arm’s Length Transaction. The Depositor and MBFS acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor and MBFS with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, MBFS or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Depositor, MBFS or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Depositor and MBFS shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Depositor or MBFS with respect thereto.  Any review by the Underwriters of the Depositor, MBFS, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or MBFS.

21.         Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

22.         Submission to Jurisdiction.  The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement.  The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

23.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23, (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following:  (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor, MBFS and the several Underwriters in accordance with the terms of this Agreement.

Very truly yours,

DAIMLER RETAIL RECEIVABLES LLC

By:
Name:
Title:

By:
Name:
Title:

MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Underwriting Agreement

The foregoing Underwriting
Agreement is hereby confirmed and
accepted as of the date first written above.

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

on behalf of themselves and as Representatives of the Underwriters

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Principal Amount of Class A‑1 Notes	Principal Amount of Class A‑2A Notes	Principal Amount of Class A‑2B Notes	Principal Amount of Class A‑3 Notes	Principal Amount of Class A‑4 Notes	[Principal Amount of Class B Notes]
[●]	$ [●]	$ [●]	$ [●]	$ [●]	$ [●]	$ [●]
[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]	[●]
	$ [●]	$ [●]	$ [●]	$ [●]	$ [●]	$ [●]

Sch-1

ANNEX A

Pricing Free Writing Prospectus

[TO BE ADDED]